Exhibit 99.1

Alset Inc. Announces $1.5 Million Registered Direct Offering Priced at the Market Under Nasdaq Rules

BETHESDA, MD, JANUARY 2, 2025 (GLOBE NEWSWIRE) — Alset Inc. (NASDAQ: AEI) (the “Company”), a diversified company engaged through its subsidiaries in the development of EHome communities and other real estate, financial services, digital transformation technologies, biohealth activities and consumer products with operations in the United States, Singapore, Hong Kong and South Korea, today announced that it has entered into definitive agreements in a registered direct offering with institutional investors for the purchase and sale of approximately $1.5 million of shares of common stock and pre-funded warrants at a price of $1.00 per share of common stock. The entire transaction has been priced at the market under Nasdaq rules.

The offering consists of the sale of 1,500,000 shares of common stock (or pre-funded warrants). The public offering price per share of common stock is $1.00 (or $0.999 for each pre-funded warrant, which is equal to the public offering price per share of common stock to be sold in the offering minus an exercise price of $0.001 per pre-funded warrant). The pre-funded warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each pre-funded warrant sold in the offering, the number of shares of common stock in the offering will be decreased on a one-for-one basis.

Aggregate gross proceeds to the Company are expected to be approximately $1.5 million. The transaction is expected to close on or about January 3, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offering. Sichenzia Ross Ference Carmel LLP is acting as U.S. counsel to the Company. Kaufman & Canoles, P.C. is acting as U.S. counsel to Aegis Capital Corp.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-264234) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on May 5, 2022. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alset Inc.

Alset Inc. is a diversified company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, Alset’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. For more information, please visit: www.alsetinc.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements relating to the completion of the offering, the satisfaction of customary closing conditions and the use of proceeds from the offering, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Contact: Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 Email: contact@alsetinc.com